UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2021

THE BEAUTY HEALTH COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2165 Spring Street Long Beach, CA		90806
(Address of principal executive offices)		(Zip Code)

(800) 603-4996

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	SKINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On May 4, 2021 (the “Closing Date”), the registrant consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated December 8, 2020, by and among Vesper Healthcare Acquisition Corp. (“Vesper Healthcare”), Hydrate Merger Sub I, Inc. (“Merger Sub I”), Hydrate Merger Sub II, LLC (“Merger Sub II”), LCP Edge Intermediate, Inc., the indirect parent of Edge Systems LLC d/b/a The HydraFacial Company (“HydraFacial”), and LCP Edge Holdco, LLC (“LCP,” and, in its capacity as the stockholders’ representative, the “Stockholders’ Representative”) (the “Merger Agreement”), which provided for: (a) the merger of Merger Sub I with and into HydraFacial, with HydraFacial continuing as the surviving corporation (the “First Merger”), and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of HydraFacial with and into Merger Sub II, with Merger Sub II continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of the First Merger, the registrant owns 100% of the outstanding common stock of HydraFacial and each share of common stock and preferred stock of HydraFacial has been cancelled and converted into the right to receive a portion of the consideration payable in connection with the Mergers. As a result of the Second Merger, the registrant owns 100% of the outstanding interests in Merger Sub II. In connection with the closing of the Business Combination (the “Closing”), the registrant owns, directly or indirectly, 100% of the stock of HydraFacial and its subsidiaries and the stockholders of HydraFacial as of immediately prior to the effective time of the First Merger (the “HydraFacial Stockholders”) hold a portion of the Class A Common Stock, par value $0.0001 per share, of the registrant (the “Class A Stock”).

In connection with the Closing, the registrant changed its name from “Vesper Healthcare Acquisition Corp.” to “The Beauty Health Company.” Unless the context otherwise requires, in this Current Report on Form 8-K, the “registrant” and the “Company” refer to Vesper Healthcare Acquisition Corp. prior to the Closing and to the combined company and its subsidiaries following the Closing and “HydraFacial” refers to the business of LCP Edge Intermediate, Inc. and its subsidiaries prior to the Closing and the business of the combined company and its subsidiaries following the Closing.

This Current Report on Form 8-K omits certain information that would otherwise be provided under Item 2.01, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company for the year ended December 31, 2020 (the “Company MD&A”), and financial statements that would otherwise be provided under (i) Item 9.01(a), including (a) the audited financial statements of LCP Edge Intermediate, Inc. as of and for the year ended December 31, 2020 (the “HydraFacial Financials”) and (b) the audited financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2020 (the “Company Financials”) and (ii) Item 9.01(b), including the unaudited pro forma condensed combined statement of operations of the Company and HydraFacial for the year ended December 31, 2020 and the unaudited pro forma condensed combined balance sheet of the Company and HydraFacial as of December 31, 2020 (the “Pro Formas”).

The Company expects to file the Company MD&A, the Company Financials, the HydraFacial Financials and the Pro Formas with an amendment to this Current Report on Form 8-K as soon as practicable. As further described in Item 4.02 herein, the Company’s management and the Audit Committee of the Company’s board of directors (the “Audit Committee”) concluded that, in light of the Staff Statement (as defined in Item 4.02 herein), it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020 and for the period from July 8, 2020 (inception) through December 31, 2020. The Company intends to file an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which will include the restated audited financial statements of the Company as of December 31, 2020 and for the period from July 8, 2020 (inception) through December 31, 2020, and intends to file an amendment to this Current Report on Form 8-K, which will include the Company MD&A, the Company Financials, the HydraFacial Financials and the Pro Formas as soon as practicable thereafter.

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

On the Closing Date, pursuant to the terms of the Merger Agreement, the Company entered into that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with BLS Investor Group LLC (the “Sponsor”) and the HydraFacial Stockholders.

Pursuant to the terms of the Registration Rights Agreement, (i) any outstanding share of Class A Stock or any other equity security (including the warrants held by the Sponsor that were issued to the Sponsor on October 2, 2020, each of which is exercisable for one share of Class A Stock (the “Private Placement Warrants”) and including shares of Class A Stock issued or issuable upon the exercise of any other equity security) of the Company held by a the Sponsor or the HydraFacial Stockholders (together, the “Restricted Stockholders”) as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Stock issued upon conversion of the Class B Common Stock, par value $0.0001 per share, of the registrant (the “Class B Stock” and, together with the Class A Stock, the “Common Stock”) and upon exercise of any Private Placement Warrants) and shares of Class A Stock issued or issuable as earn-out shares to the HydraFacial Stockholders and (ii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights.

The Registration Rights Agreement provides that the Company will, within 60 days after the consummation of the transactions contemplated by the Merger Agreement, file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement registering the resale of the shares of Common Stock held by the Restricted Stockholders and will use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the filing deadline. The HydraFacial Stockholders are entitled to make up to an aggregate of two demands for registration, excluding short form demands, that the Company register shares of Common Stock held by these parties. In addition, the Restricted Stockholders have certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the Restricted Stockholders agree in the Registration Rights Agreement to provide customary indemnification in connection with any offerings of Common Stock effected pursuant to the terms of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Investor Rights Agreement

On the Closing Date, pursuant to the terms of the Merger Agreement, the Company and LCP entered into that certain Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, LCP will have the right to designate a number of directors for appointment or election to the Company’s board of directors as follows: (i) one director for so long as LCP holds at least 10% of the outstanding Class A Stock, (ii) two directors for so long as LCP holds at least 15% of the outstanding Class A Stock, and (iii) three directors for so long as LCP holds at least 40% of the outstanding Class A Stock. Pursuant to the Investor Rights Agreement, for so long as LCP holds at least 10% of the outstanding Class A Stock, LCP will be entitled to have at least one of its designees represented on the compensation committee and nominating committee and corporate governance committee of the Company’s board of directors.

The foregoing description of the Investor Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Investor Rights Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Amended and Restated Management Services Agreement

On the Closing Date, the Company, its subsidiary, Edge Systems LLC, and the Linden Manager (as defined below) entered into an Amended and Restated Management Services Agreement pursuant to which the Linden Manager may continue to provide advisory services at the request of the Company related to mergers and acquisitions. As consideration for such services, the Company will pay a fee, equal to 1% of enterprise value, to the Linden Manager upon the consummation of any such transaction.

The foregoing description of the Amended and Restated Management Services Agreement is not complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Management Services Agreement, a copy of which is filed as Exhibit 10.14 hereto and is incorporated herein by reference.

Indemnity Agreements

In connection with the Closing, the Company entered into indemnity agreements with each of its directors and executive officers and certain other officers of the Company. Each indemnity agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The foregoing description of the indemnity agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnity agreements, a form of which is attached hereto as Exhibit 10.13 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On April 29, 2021, the Business Combination was approved by the Company’s stockholders at a special meeting thereof (the “Special Meeting”), held in lieu of the 2021 annual meeting of the Company’s stockholders.

Pursuant to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration paid to the HydraFacial Stockholders in connection with the Business Combination was approximately $975,000,000 less HydraFacial’s net indebtedness as of the Closing Date, and subject to further adjustments for transaction expenses, and net working capital relative to a target. The merger consideration included both cash consideration and consideration in the form of newly issued Class A Stock. The aggregate cash consideration paid to the HydraFacial Stockholders at the Closing was approximately $368 million, consisting of the Company’s cash and cash equivalents as of the Closing (including proceeds of $350 million from the Company’s private placement of an aggregate of 35,000,000 shares of Class A Stock (the “Private Placement”) with a limited number of accredited investors (as defined by Rule 501 of Regulation D) without any form of general solicitation or general advertising pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and approximately $433 million of cash available to the Company from the trust account that held the proceeds from the Company’s initial public offering (the “Trust Account”)) after giving effect to income and franchise taxes payable in respect of interest income earned in the Trust Account and redemptions that were elected by the Company’s public stockholders, minus approximately $224 million used to repay HydraFacial’s outstanding indebtedness at the Closing, minus approximately $94 million of transaction expenses of HydraFacial and the Company, minus $100 million. The remainder of the consideration paid to the HydraFacial Stockholders consisted of 35,501,743 newly issued shares of Class A Stock (the “Stock Consideration”).

The foregoing consideration paid to the HydraFacial Stockholders may be further increased by up to $75.0 million payable as earn-out shares of Class A Stock upon the completion of certain acquisitions within one year of Closing pursuant to the terms of the Merger Agreement.

All outstanding shares of Class B Stock were automatically converted into shares of Class A Stock on a one-for-one basis at the Closing and will continue to be subject to the transfer restrictions applicable to such shares of Class B Stock.

The material terms and conditions of the Merger Agreement are described in greater detail in the section of the Company’s definitive proxy statement filed with the SEC on April 7, 2021 (the “Proxy Statement”) entitled “Proposal No. 1 – Approval of the Business Combination – The Merger Agreement” beginning on page 132, which information is incorporated herein by reference.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose only assets consist of equity interests in HydraFacial.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the information incorporated herein by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the Company’s ability to maintain its listing on the Nasdaq Stock Market (“Nasdaq”) following the Business Combination;

•	the Company’s ability to raise financing or complete acquisitions in the future;

•	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination;

•	the future financial performance of the Company following the Business Combination;

•	intense competition and competitive pressures from other companies in the industry in which the Company will operate;

•	the business, operations and financial performance of the Company, including market conditions and global and economic factors beyond the Company’s control;

•	the impact of COVID-19 and related changes in base interest rates and significant market volatility on the Company’s business, our industry and the global economy;

•	the effect of legal, tax and regulatory changes; and

•

other statements preceded by, followed by or that include the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the inability to maintain the Company’s listing on Nasdaq following the Business Combination;

•	the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	the outcome of any legal proceedings that may be instituted against the Company following consummation of the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business and/or competitive factors;

•	the impact of the continuing COVID-19 pandemic on the Company’s business; and

•

other risks and uncertainties indicated or incorporated by reference in this Current Report on Form 8-K, including those set forth in the section of the Proxy Statement entitled “Risk Factors” beginning on page 58.

Business and Properties

The information set forth in the section of the Proxy Statement entitled “Information About HydraFacial” beginning on page 213, including the information regarding the properties used in the business included in the subsection thereof entitled “—Properties” on page 220, and in the section of the Proxy Statement entitled “Information About the Company” beginning on page 198 is incorporated herein by reference.

The Company’s principal executive office is located at 2165 Spring Street, Long Beach, CA 90806.

Risk Factors

The information set forth in the section of the Proxy Statement entitled “Risk Factors” beginning on page 58 is incorporated herein by reference.

Selected Consolidated Historical Financial and Other Information

The information set forth in the section of the Proxy Statement entitled “Selected Historical Consolidated Financial Information of HydraFacial” beginning on page 46 is incorporated herein by reference.

The unaudited pro forma condensed combined balance sheet and statements of operations as of December 31, 2020 and for the year ended December 31, 2020 will be filed as Exhibit 99.4 to an amendment to this Current Report on Form 8-K as described in the Introductory Note to this Current Report on Form 8-K.

Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk

The information set forth in the section of the Proxy Statement entitled “HydraFacial’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 223, including the information in the subsection thereof entitled “—Quantitative and Qualitative Disclosures About Market Risks” beginning on page 239, is incorporated herein by reference. Management’s Discussion and Analysis of Financial Condition and Results of Operations for The Beauty Health Company for the year ended December 31, 2020 will be filed as Exhibit 99.2 to an amendment to this Current Report on Form 8-K as described in the Introductory Note to this Current Report on Form 8-K.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of the Company’s common stock as of the Closing Date by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock;

•	each of the Company’s named executive officers and directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days.

The percentage of beneficial ownership is based on 125,329,053 shares of Company common stock issued and outstanding as of the Closing Date, which calculation includes all shares of Class A Stock issued and outstanding as of the Closing Date, the only outstanding class of the Company’s common stock following the Business Combination. All shares of Class B Stock were converted into shares of Class A Stock or cancelled in connection with the Closing.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 2165 Spring Street, Long Beach, CA 90806. Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owners	Number of Shares	Ownership Percentage (%)
BLS Investor Group LLC (1)(2)	11,500,000	9.2
LCP Edge Holdco, LLC (3)	33,356,338	26.6
Brenton L. Saunders (1)(2)	11,500,000	9.2
Clinton E. Carnell	—	—
Michael D. Capellas	—	—
Dr. Julius Few	—	—
Michelle Kerrick	—	—
Brian Miller	—	—
Doug Schillinger	—	—
Liyuan Woo	—	—
All directors and executive officers as a group (8 individuals)	11,500,000	9.2

(1)

BLS Investor Group LLC is the record holder of the shares reported herein. Each of Brenton L. Saunders, Michael D. Capellas and Dr. Julius Few are among the members of BLS Investor Group LLC. Brenton L. Saunders is the sole managing member of BLS Investor Group LLC. Mr. Saunders has sole voting and investment discretion with respect to the common stock held of record by BLS Investor Group LLC. Mr. Capellas and Mr. Few disclaim any beneficial ownership of any shares held by BLS Investor Group LLC except to the extent of his or her ultimate pecuniary interest therein.

(2)	The business address of each of BLS Investor Group LLC and Brenton L. Saunders is 1819 West Avenue, Bay 2, Miami Beach, FL 33139.

(3)

The shares held by LCP Edge Holdco LLC (“LCP Edge Holdco”) may be deemed to be beneficially owned by Linden Capital III LLC (“Linden Capital III”), the general partner of Linden Manager III LP (“Linden Manager”). Linden Manager is the general partner of both Linden Capital Partners III LP (“Linden Capital Partners III”) and Linden Capital Partners III-A LP (“Linden Capital Partners III-A”), which are the controlling unitholders of LCP Edge Holdco. As the members of a limited partner committee of Linden Capital III that has the power to vote or dispose of the shares directly held by LCP Edge Holdco, Brian Miller and Anthony Davis may be deemed to have shared voting and investment power over such shares. Each of Linden Capital III, Linden Manager, Linden Capital Partners III, Linden Capital Partners III-A, Mr. Miller and Mr. Davis hereby disclaim any beneficial ownership of any shares held by LCP Edge Holdco except to the extent of any pecuniary interest therein. The address for the Linden entities and persons is 150 North Riverside Plaza, Suite 5100, Chicago, Illinois 60606.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Closing, including biographical information regarding these individuals, is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 250, which information is incorporated herein by reference.

Each of Ms. Michelle Kerrick and Messrs. Brenton L. Saunders, Clinton E. Carnell, Michael D. Capellas, Dr. Julius Few, Doug Schillinger and Brian Miller were elected by the Company’s stockholders at the Special Meeting to serve as directors of the Company, effective upon consummation of the Business Combination, at which time the size of the board was seven members. Ms. Kerrick and Mr. Carnell were elected to serve as Class I directors with a term expiring at the Company’s 2022 annual meeting of stockholders; Messrs. Capellas, Few and Miller were elected to serve as Class II directors with a term expiring at the Company’s 2023 annual meeting of stockholders; and Messrs. Saunders and Schillinger were elected to serve as Class III directors with a term expiring at the Company’s 2024 annual meeting of stockholders. Mr. Saunders was appointed to serve as the executive chairman of the board of directors.

Ms. Kerrick and Messrs. Capellas and Schillinger will serve as members of the Audit Committee, with Ms. Kerrick serving as its chairman. Messrs. Schillinger and Miller will serve as members of the compensation committee, with Mr. Schillinger serving as its chairman. Information with respect to the Audit Committee and compensation committee is set forth in the Proxy Statement in the section entitled “Information About the Company – Management – Committees of the Board of Directors” beginning on page 251, which information is incorporated herein by reference.

In addition, on May 4, 2021, the board of directors formed the nominating and corporate governance committee. Ms. Kerrick and Messrs. Capellas, Few and Miller will serve as members of the nominating and corporate governance committee, with Mr. Capellas serving as its chairman. The purpose of the nominating and corporate governance committee is to identify individuals qualified to serve as directors of the Company and on committees of the Company’s board of directors, to recommend to the Company’s board of directors the director nominees for election at the next annual meeting of shareholders, to advise the Company’s board of directors with respect to the composition of the board of directors, procedures and committees, to develop and recommend to the Company’s board of directors a set of corporate governance guidelines applicable to the Company and to oversee the evaluation of the Company’s board of directors and the Company’s management. The nominating and corporate governance committee has a written charter that sets forth the committee’s purpose and responsibilities, which, in addition to the items listed above, include:

•	identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Company’s board of directors, including persons suggested by shareholders or others;

•	reviewing the background and qualifications of individuals being considered as director candidates;

•	recommending to the Company’s board of directors the director nominees for election by the Company’s shareholders or appointment by the Company’s board of directors;

•	reviewing the suitability for continued service as a director of each member of the board of directors when his or her term expires and in certain other circumstances;

•

reviewing annually with the Company’s board of directors the composition of the Company’s board of directors as a whole and to recommend, if necessary, measures to be taken so that the Company’s board of directors reflect the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Company’s board of directors as a whole and contains at least the minimum number of independent directors required by Nasdaq;

•	monitoring the functioning of the committees of the Company’s board of directors and to make recommendations for any changes;

•	reviewing annually committee size, membership and composition, including chairpersonships, and recommended any changes to the Company’s board of directors for approval;

•	developing and recommending to the Company’s board of directors a set of corporate governance guidelines for the Company;

•	review periodically, and at least annually, the corporate governance guidelines adopted by the Company’s board of directors to assure that they are appropriate for the Company; and

•	evaluating its performance and submitting any recommended changes to the board for its consideration.

The nominating and corporate governance committee has the authority to retain advisors as the committee deems appropriate.

In connection with the consummation of the Business Combination, on the Closing Date, Clinton E. Carnell was appointed to serve as the Company’s Chief Executive Officer, Liyuan Woo was appointed to serve as the Company’s Chief Financial Officer and Daniel Watson was appointed to serve as the Company’s Executive Vice President Americas Sales.

In connection with the Closing, each of the Company’s executive officers prior to the Closing resigned from his or her respective position as an executive officer of the Company, in each case effective as of the effective time of the First Merger.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, or in the past year have served, as members of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s board of directors.

Executive Compensation

The compensation of the Company’s named executive officers before the consummation of the Business Combination is described in the Proxy Statement in the section entitled “Executive Compensation” beginning on page 244, which information is incorporated herein by reference.

On April 29, 2021, the stockholders of the Company approved The Beauty Health Company 2021 Incentive Award Plan (the “2021 Plan”), which become effective upon the Closing. The material terms of the 2021 Plan are described in the Proxy Statement in the section entitled “Proposal No. 6 – The Incentive Award Plan Proposal” beginning on page 187, which information is incorporated herein by reference.

Director Compensation

In connection with the Business Combination, the Company adopted a new board of directors compensation program which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of our stockholders. The new program will provide the following compensation for non-employee directors going forward:

•	an annual cash retainer of $45,000 for each non-employee director;

•

an annual cash retainer of  $10,000 for the chair of the audit committee, $7,500 for the chair of the compensation committee and $5,000 for the chair of the nominating and corporate governance committee;

•

an annual cash retainer of $10,000 for each member of the audit committee; $7,500 for each member of the compensation committee and $5,000 for each member of the nominating and corporate governance committee;

•	an annual cash retainer of $25,000 for the lead director, if applicable; and

•

an equity retainer with grant date fair value of  $135,000 upon such director’s election to office, payable in the form of restricted stock units, granted in connection with each annual meeting of stockholders that vests on the earlier of the one-year anniversary of the grant and the next annual meeting of stockholders, subject to the director’s continuous service. The first equity retainer grant (with grant date fair value of $135,000) is expected to be made on or promptly following the filing of the Registration Statement on Form S-8 with respect to shares reserved under the 2021 Plan, and vest at the first regularly scheduled annual meeting of stockholders of the Company, subject to the director’s continuous service.

All cash retainers will be payable quarterly in arrears.

Under the 2021 Plan, in a single fiscal year, a non-employee director may not be granted awards for such individual’s service on the board of directors of the Company having a value that, together with cash fees paid or other compensation provided to such individual for service on the board of directors of the Company, exceed $500,000.

As executive chairman of the board of directors, Mr. Saunders will not be eligible to receive the abovementioned retainers. Further, Mr. Saunders has declined to receive any cash compensation for services rendered to the Company, and will instead receive compensation solely in the form of equity awards. In connection with his appointment as executive chairman, Mr. Saunders received an initial grant of stock options to purchase 1,860,000 shares of Company common stock, vesting over four years, with 25% of the shares vesting on each of the first four anniversaries of the Closing Date, and will receive a grant of performance-based restricted stock units covering 60,000 shares of Company common stock effective upon the filing of the Registration Statement on Form S-8 with respect to shares reserved under the 2021 Plan. The award of performance-based restricted stock units may be earned over a four-year performance period based on the achievement of performance goals related to the Company’s stock price and Mr. Saunders’ continued employment with the Company through the end of the performance period.

Certain Relationships and Related Transactions

The information set forth in the section of the Proxy Statement entitled “Certain Relationships and Related Transactions” beginning on page 273 and the information set forth under the headings “Registration Rights Agreement” and “Investor Rights Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Director Independence

Nasdaq listing standards require that a majority of the members of the board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors of such company, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Company currently has five “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules and as determined by the board of directors using its business judgment: Ms. Kerrick and Messrs. Capellas, Few, Miller and Schillinger.

Legal Proceedings

Information about legal proceedings is set forth in the section of the Proxy Statement entitled “Information About HydraFacial – Legal Proceedings” beginning on page 222, which information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the Company’s securities is set forth in the section of the Proxy Statement entitled “Price Range of Securities and Dividends” on page 279, which information is incorporated herein by reference. Additional information regarding holders of the Company’s securities is set forth under “Description of the Company’s Securities” below.

Following the Closing, on May 6, 2021, the Class A Stock and publicly traded warrants were listed on Nasdaq under the symbols “SKIN” and “SKINW,” respectively. The warrants may be delisted from Nasdaq if there is not a sufficient number of round lot holders within 15 days of the consummation of the Business Combination and if delisted, may be quoted on the OTC Bulletin Board or OTC Pink, an inter-dealer automated quotation system for equity securities that is not a national securities exchange. The public units of the Company automatically separated into the component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security.

Recent Sales of Unregistered Securities

Information regarding unregistered sales of the Company’s securities is set forth in: Part II, Item 5 of the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2021 and Item 3.02 of the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2020.

The description of the Stock Consideration under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuances of the shares of the Class A Stock issued as Stock Consideration and in the Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Description of the Company’s Securities

Information regarding the Class A Stock and the Company’s warrants is included in the section of the Proxy Statement entitled “Description of Securities” beginning on page 254, which information is incorporated herein by reference.

The Company has authorized 321,000,000 shares of capital stock, consisting of (a) 320,000,000 shares of Class A Stock and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of the Company’s common stock are fully paid and non-assessable. As of the Closing Date, there were 125,329,053 shares of Class A Stock outstanding held of record by approximately 42 stockholders, no shares of preferred stock outstanding, and warrants to purchase 24,666,638 shares of Class A Stock outstanding held of record by approximately 2 holders. Such holder numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Further information about the indemnification of the Company’s directors and officers is set forth in the section of the Proxy Statement entitled “Information About the Company – Limitation on Liability and Indemnification of Officers and Directors” on page 206, which information is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Financial Statements, Supplementary Data and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Stock Consideration set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuances of the shares of Class A Stock issued as Stock Consideration and in the Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Item 3.03 Material Modification to Rights of Security Holders.

On the Closing Date, the Company filed the Second Amended and Restated Certificate of Incorporation of the Company (the “A&R Certificate”) with the Secretary of State of the State of Delaware. The material terms of the A&R Certificate and the general effect upon the rights of holders of the Company’s capital stock are described in the sections of the Proxy Statement entitled “Proposal No. 3 – Approval of the Second Amended and Restated Certificate of Incorporation” and “Proposal No. 4 – Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation” beginning on pages 177 and 181, respectively, which information is incorporated herein by reference. A copy of the A&R Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, upon the Closing, pursuant to the terms of the Merger Agreement, the Company amended and restated its bylaws. A copy of the Company’s Amended and Restated Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Staff of the SEC released the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Staff Statement”). The Staff Statement sets forth the conclusion of the SEC’s Office of the Chief Accountant that certain provisions included in the warrant agreements entered into by many SPACs, including the Company, require such warrants to be accounted for as liabilities measured at fair value, rather than as equity securities, with changes in fair value during each financial reporting period reported in earnings. The Company has previously classified its private placement warrants and public warrants as equity (for a full description of the Company’s private placement warrants and public warrants (collectively, the “warrants”), refer to the registration statement on Form S-1 (File No. 333-248717), filed in connection with the Company’s initial public offering, declared effective by the SEC on September 30, 2020.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 26, 2021, as amended on April 27, 2021, the Company undertook an evaluation of the Staff Statement with respect to the Company’s accounting treatment of the warrants and determined on a preliminary basis that such guidance would result in the warrants being classified as liabilities on the balance sheet with the mark to market change in fair value reflected in the statement of operations.

On May 9, 2021, the Company’s management and the Audit Committee concluded that, in light of the Staff Statement, it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020 and for the period from July 8, 2020 (inception) through December 31, 2020 (the “Affected Periods”). Considering such restatement, such audited financial statements should no longer be relied upon. Similarly, any previously furnished or filed reports including the audited balance sheet filed with the SEC on Form 8-K on October 8, 2020, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial results for the Affected Periods should no longer be relied upon.

The Company intends to file an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which will include the restated financials of the Company as of December 31, 2020 and for the period from July 8, 2020 (inception) through December 31, 2020 (the “Amended 10-K”). The adjustments to the financial statement items for the Affected Periods will be set forth in the financial statements included in the Amended 10-K, including further describing the restatement and its impact on previously reported amounts.

The Audit Committee and the Company’s management have discussed the matters disclosed pursuant to this Item 4.02 with Marcum LLP, the Company’s independent registered public accounting firm.

Item 5.01 Changes in Control of the Registrant.

The information set forth in the “Introductory Note” and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers before and after the consummation of the Business Combination is set forth in the Proxy Statement in the sections entitled “Information About the Company – Management – Directors and Officers” beginning on page 200 and “Management After the Business Combination – Management and Board of Directors” beginning on page 250 and “Proposal No. 5 – Election of Directors to the Board of Directors” beginning on page 184, which are incorporated herein by reference.

The information regarding the Company’s officers and directors set forth under the headings “Directors and Executive Officers” and “Executive Compensation” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Chief Executive Officer and Chief Financial Officer Employment Agreements

The Company has entered into an employment agreement with Clinton E. Carnell to serve as the Chief Executive Officer of the Company (the “CEO Agreement”) and with Liyuan Woo to serve as the Chief Financial Officer of the Company (the “CFO Agreement” and, together with the CEO Agreement, the “Executive Agreements”), both effective as of and contingent upon the consummation of the Business Combination. The Executive Agreements provide for an annual compensation package consisting of a base salary of $675,000 and $415,000 for Mr. Carnell and Ms. Woo, respectively, a target bonus opportunity of 100% and 60% of base salary for Mr. Carnell and Ms. Woo, respectively, and eligibility for annual long-term incentive awards pursuant to the 2021 Plan beginning in 2022, with the form of such award and the value of such award determined by the compensation committee of the Company’s board of directors.

Pursuant to the Executive Agreements, Mr. Carnell and Ms. Woo will receive the following one-time equity awards, pursuant to the 2021 Plan: (1) an award of stock options to purchase 3,100,000 shares of Company common stock and 744,000 shares of Company common stock, for Mr. Carnell and Ms. Woo, respectively, vesting over four years, with 25% of the shares vesting on each of the first four anniversaries of the Closing Date, subject to Mr. Carnell and Ms. Woo’s continued employment with the Company through the applicable vesting date (the “Executive Option Awards”) and (2) an award of performance-based restricted stock units covering 100,000 shares of Company common stock and 50,000 shares of Company common stock for Mr. Carnell and Ms. Woo, respectively, to be effective upon the filing of the Registration Statement on Form S-8 with respect to shares reserved under the 2021 Plan, which may be earned over a four-year performance period based on achievement of performance goals related to the Company’s stock price and Mr. Carnell and Ms. Woo’s continued employment with the Company through the end of the performance period (the “PBRSU Awards”).

If Mr. Carnell or Ms. Woo’s employment is terminated without cause (as defined in the Executive Agreements) or if Mr. Carnell or Ms. Woo resign for good reason (as defined in the Executive Agreements), Mr. Carnell and Ms. Woo will be entitled to the following: (1) cash severance equal to 18 months base salary, (2) a prorated target bonus, and (3) reimbursement of the employer portion of COBRA premium payments for 18 months (the “Executive Severance Benefits”), in each case subject to Mr. Carnell and Ms. Woo’s timely execution of an irrevocable release of claims against the Company (the “Release Requirement”). If Mr. Carnell or Ms. Woo’s employment is terminated without cause or if Mr. Carnell or Ms. Woo resign for good reason in connection with a change in control (as defined in the Executive Agreements), Mr. Carnell and Ms. Woo will be entitled to the Executive Severance Benefits, along with a cash payment equal to one and one-half (1.5) times Mr. Carnell’s or Ms. Woo’s target bonus, respectively, in each case, subject to the Release Requirement. The Executive Agreements also contain standard restrictive covenants and confidentiality and invention assignment provisions, in an agreement attached thereto.

The foregoing summary description of the Executive Agreements does not purport to be complete and is qualified in its entirety by the full text of the Executive Agreements, which are attached hereto as Exhibit 10.6 and Exhibit 10.7 to this Current Report on Form 8-K.

The foregoing summary description of the Executive Option Awards and the PBRSU Awards does not purport to be complete and is qualified in its entirety by the full text of the forms of award agreements for such awards, which are attached hereto as Exhibit 10.9 and Exhibit 10.11 to this Current Report on Form 8-K.

Executive Vice President of Americas Sales Offer Letter

The Company has entered into an offer letter agreement with Daniel Watson to serve as the Executive Vice President of Americas Sales of the Company, effective as of and contingent upon the consummation of the Business Combination (the “Offer Letter”). The Offer Letter provides for an annual compensation package consisting of a base salary of $371,197, a target bonus opportunity of 60% of base salary and eligibility for annual long-term incentive awards, pursuant to the 2021 Plan beginning in 2022, with the form of such award and the value of such award determined by the compensation committee of the Company’s board of directors. Additionally, pursuant to the Offer Letter, Mr. Watson will be designated as a “Tier One” participant in the Company’s Executive Severance Plan (the “Severance Plan”), as described in further detail below. The Offer Letter also contains standard restrictive covenants and confidentiality and invention assignment provisions, in an agreement attached thereto.

Pursuant to the Offer Letter, Mr. Watson will receive a one-time equity award of stock options to purchase 310,000 shares of Company common stock, pursuant to the 2021 Plan, vesting over four years, with 25% of the shares vesting on each of the first four anniversaries of the Closing Date, subject to Mr. Watson’s continued employment with the Company through the applicable vesting date (the “Option Award”).

The foregoing summary description of the Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, which is attached hereto as Exhibit 10.8 to this Current Report on Form 8-K.

The foregoing summary description of the Option Award does not purport to be complete and is qualified in its entirety by the full text of the form of award agreement for such award, which is attached hereto as Exhibit 10.10 to this Current Report on Form 8-K.

Company Executive Severance Plan

In connection with the consummation of the Business Combination, the Company’s board of directors approved the Severance Plan which entitles eligible participants to receive certain severance payments and benefits upon a qualifying termination (as defined in the Severance Plan). Under the terms of the Severance Plan, upon a qualifying termination of Mr. Watson’s employment, Mr. Watson will be entitled to the following: (1) cash severance equal to 12 months base salary, (2) a prorated target bonus, and (3) reimbursement of the employer portion of COBRA premium payments for 12 months (the “Severance Benefits”), in each case subject to the Release Requirement. Additionally, under the terms of the Severance Plan, upon a qualifying termination of Mr. Watson’s employment in connection with a change in control (as defined in the Severance Plan), Mr. Watson will be entitled to the Severance Benefits, along with a cash severance payment equal to 100% of his target bonus, subject to the Release Requirement.

The foregoing summary description of the Severance Plan does not purport to be complete and is qualified in its entirety by the full text of the Severance Plan, which is attached hereto as Exhibit 10.12 to this Current Report on Form 8-K.

Director Compensation

The information set forth under the heading “Director Compensation” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by the Company’s Amended and Restated Certificate of Incorporation, the Company ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in the section of the Proxy Statement entitled “Proposal No. 1 – Approval of the Business Combination” beginning on page 132, which information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

1. The audited consolidated financial statements of LCP Edge Intermediate, Inc. as of December 31, 2020 and 2019, and for the years ended December 31, 2020, 2019 and 2018 will be filed as Exhibit 99.3 to an amendment to this Current Report on Form 8-K as described in the Introductory Note to this Current Report on Form 8-K.

2. The audited consolidated financial statements of The Beauty Health Company as of December 31, 2020 and for the year ended December 31, 2020 will be filed as Exhibit 99.1 to an amendment to this Current Report on Form 8-K as described in the Introductory Note to this Current Report on Form 8-K.

(b) Pro Forma Financial Information

1. The unaudited pro forma condensed combined balance sheet and statements of operations as of December 31, 2020 and for the year ended December 31, 2020 will be filed as Exhibit 99.4 to an amendment to this Current Report on Form 8-K as described in the Introductory Note to this Current Report on Form 8-K.

(c) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

2.1+	Agreement and Plan of Merger, dated as of December 8, 2020, by and among Vesper Healthcare Acquisition Corp., Hydrate Merger Sub I, Inc., Hydrate Merger Sub II, LLC, LCP Edge Intermediate, Inc. and LCP Edge Holdco, LLC, in its capacity as the Stockholders’ Representative (filed as Exhibit 2.1 to the Current Report on Form 8-K of the Company on December 9, 2020 and incorporated herein by reference).

3.1	Second Amended and Restated Certificate of Incorporation of The Beauty Health Company.

3.2	Amended and Restated Bylaws of The Beauty Health Company.

4.1	Specimen Class A Common Stock Certificate (filed as Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-248717) of the Company on September 21, 2020 and incorporated herein by reference).

4.2	Specimen Warrant Certificate (filed as Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-248717) of the Company on September 21, 2020 and incorporated herein by reference).

4.3	Warrant Agreement, dated September 29, 2020, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (filed as Exhibit 4.1 to the Current Report on Form 8-K of the Company on October 5, 2020 and incorporated herein by reference).

10.1	Form of Subscription Agreement (filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company on December 9, 2020 and incorporated herein by reference).

10.2	Amended and Restated Registration Rights Agreement dated as of May 4, 2021, by and among the Company, BLS Investor Group LLC and the stockholders of LCP Edge Intermediate, Inc.

10.3	Investor Rights Agreement dated as of May 4, 2021, by and between the Company and LCP Edge Holdco, LLC.

10.4#	The Beauty Health Company 2021 Incentive Award Plan (filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company on April 30, 2021 and incorporated herein by reference).

10.5#	The Beauty Health Company 2021 Employee Stock Purchase Plan (filed as Exhibit 10.2 to the Current Report on Form 8-K of the Company on April 30, 2021 and incorporated herein by reference).

10.6#	Employment Agreement, dated as of May 4, 2021, between Clinton E. Carnell, Edge Systems LLC d/b/a The HydraFacial Company and The Beauty Health Company.

10.7#	Employment Agreement, dated as of May 4, 2021, between Liyuan Woo, Edge Systems LLC d/b/a The HydraFacial Company and The Beauty Health Company.

10.8#	Offer Letter dated as of April 29, 2021, between Daniel Watson, Edge Systems LLC d/b/a The HydraFacial Company and The Beauty Health Company.

10.9#	Form of Stock Option Award Agreement (CEO and CFO).

10.10#	Form of Stock Option Award Agreement Form (Non-CEO and CFO).

10.11#	Form of Performance-Based Restricted Stock Unit Agreement.

10.12#	The Beauty Health Company Executive Severance Plan.

10.13#	Form of Indemnity Agreement.

10.14	Amended and Restated Management Services Agreement dated as of May 4, 2021, by and among Linden Manager III LP, Edge Systems LLC d/b/a The HydraFacial Company and The Beauty Health Company.

21.1	Subsidiaries of the Registrant.

99.1*	Audited Consolidated Financial Statements of The Beauty Health Company and its subsidiaries as of December 31, 2020 for the year ended December 31, 2020.

99.2*	Management’s Discussion and Analysis of Financial Condition and Results of Operations for The Beauty Health Company for the year ended December 31, 2020.

Exhibit Number	Description

99.3*	Audited Consolidated Financial Statements of LCP Edge Intermediate, Inc. as of December 31, 2020 and for the year ended December 31, 2020.

99.4*	Unaudited Pro Forma Condensed Combined Financial Statements of The Beauty Health Company and its subsidiaries as of December 31, 2020 and for the year ended December 31, 2020.

+	The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.
#	Management contract or compensatory plan or arrangement.
*	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2021	The Beauty Health Company

	By:	/s/ Clinton E. Carnell
	Name:	Clinton E. Carnell
	Title:	Chief Executive Officer